================================================================================


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): December 12, 2001



                          RADNOR HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)


          Delaware                            333-19495                    23-2674715
(State or other jurisdiction of         (Commission file number)        (I.R.S. Employer
incorporation or organization)                                        Identification Number)


Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania                                     19087
(Address of principal executive offices)                                    (Zip Code)

       Registrant's telephone number, including area code: 610-341-9600


================================================================================

Item 2:  Acquisition or Disposition of Assets

     On December 12, 2001, Radnor Holdings Corporation ("Radnor") completed the sale of its ThermiSol operations (the "Business"), which included seven manufacturing plants that convert expandable polystyrene resin ("EPS") into insulation products for sale primarily to the Nordic construction industry, to CRH Europe B.V. and CRH Denmark A/S (collectively "CRH"). The sale was consummated pursuant to a Stock Purchase Agreement (the "Agreement") dated November 16, 2001 by and among Radnor, StyroChem Europe (the Netherlands) B.V. (an indirect wholly owned subsidiary of Radnor), CRH and CRH Nederland B.V. (a wholly owned subsidiary of CRH Europe B.V.), a copy of which has been filed as
Exhibit 2.1 to this Form 8-K Report.

     In accordance with the Agreement, CRH purchased all of the stock of ThermiSol Finland Oy, ThermiSol Sweden AB and ThermiSol Denmark A/S from StyroChem Europe (the Netherlands) B.V. In connection with the sale transaction, Radnor and its affiliates agreed not to engage in certain activities that would compete with the Business for a period of two years following the closing (the "Competition Covenant").

     The consideration for the sale of the Business and the Competition Covenant was [Euros]38.2 million in cash (approximately $34.1 million as of the date of closing) and the assumption of net third party debt of [Euros]0.8 million (approximately $0.7 million as of the date of closing). The final sale price is subject to a post-closing adjustment, based on the audited balance sheet as of December 12, 2001. Radnor determined the consideration based on negotiations with CRH and Radnor's determination of the fair market value of the Business as a going concern and the Competition Covenant.

Item 7:  Pro Forma Financial Information and Exhibits

         (a)   Financial Statements of Businesses Acquired

               Not Applicable

          (b)  Pro Forma Financial Information

               This item is not applicable inasmuch as the disposition does not satisfy the reporting thresholds under regulations promulgated by the Securities and Exchange Commission.

         (c)  Exhibits

              The following exhibits are filed herewith:

               Exhibit                           Document
               -------                           --------

               2.1* Stock Purchase Agreement dated as of November 16, 2001 by and among Radnor Holdings Corporation, StyroChem Europe (the Netherlands) B.V., CRH Europe B.V. and CRH Nederland B.V. (the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided supplementally to the Securities and Exchange Commission upon its request).

               2.2 Supplemental Agreement dated as of December 6, 2001 by and among Radnor Holdings Corporation, StyroChem Europe (the Netherlands) B.V., CRH Europe B.V. and CRH Nederland B.V.

               2.3 Deed of Assignment relating to the sale and purchase of the issued share capital of ThermiSol Denmark A/S by and among Radnor Holdings Corporation, StyroChem Europe (the Netherlands) B.V., CRH Europe B.V., CRH Nederland B.V. and CRH Denmark A/S


* Portions of this Exhibit have been redacted pursuant to Radnor Holdings Corporation's Request for Confidential Treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        RADNOR HOLDINGS CORPORATION


Dated:  December 26, 2001           By    /s/ MICHAEL V. VALENZA
                                        ----------------------------------------
                                        Michael V. Valenza
                                        Senior Vice President - Finance and
                                        Chief Financial Officer

                                 EXHIBIT INDEX


          Exhibit                                Document
          -------                                --------

          2.1* Stock Purchase Agreement dated as of November 16, 2001 by and among Radnor Holdings Corporation, StyroChem Europe (the Netherlands) B.V., CRH Europe B.V. and CRH Nederland B.V. (the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided supplementally to the Securities and Exchange Commission upon its request).

          2.2 Supplemental Agreement dated as of December 6, 2001 by and among Radnor Holdings Corporation, StyroChem Europe (the Netherlands) B.V., CRH Europe B.V. and CRH Nederland B.V.

          2.3 Deed of Assignment relating to the sale and purchase of the issued share capital of ThermiSol Denmark A/S by and among Radnor Holdings Corporation, StyroChem Europe (the Netherlands) B.V., CRH Europe B.V., CRH Nederland B.V. and CRH Denmark A/S


* Portions of this Exhibit have been redacted pursuant to Radnor Holdings Corporation's Request for Confidential Treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934